EXHIBIT 10.7

FIRST AMENDMENT TO RIGHTS AGREEMENT

FIRST AMENDMENT, dated as of October 19, 2005, to the Rights Agreement dated as of November 20, 1998 (the “Rights Agreement”), by and between Cutter & Buck Inc., a Washington corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company (as successor to ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company), as rights agent (the “Rights Agent”).  Capitalized terms used in this Amendment that are not otherwise defined have the meaning ascribed to such terms in the Rights Agreement.

WITNESSETH:

WHEREAS, under the Rights Agreement, the Company intended to retain the right to amend that Agreement, in its sole discretion, at any time as the Rights are then redeemable even as to the Redemption Price and the Final Expiration Date so long as such latter amendment is approved by a majority of the Continuing Directors; and

WHEREAS, the Company also retained the right and ability to amend the Rights Agreement as to Section 27 thereof; and

WHEREAS, the Company’s Board of Directors has unanimously approved this Amendment and all actions necessary to effectuate this Amendment, and

WHEREAS, the Board of Directors is not presently aware of any pending or threatened event which would cause the Rights not to be redeemable in accordance with the terms of the Rights Agreement; and

WHEREAS, the Company has determined that the best interests of the Company’s shareholders are served by terminating the Rights Agreement on November 18, 2005, which is prior to its original expiration date of December 7, 2008; and

WHEREAS, the execution and delivery of this Amendment by the Company has been in all respects duly authorized by the Company.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

1.                                       Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Sections 7(e) and 23(a) hereof).  Except as otherwise provided herein, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at the principal office of the Rights Agent or the office or offices designated for such purpose, together with payment of the Exercise Price for each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of (i) November 18, 2005 (the “Final Expiration Date”), or (ii) the date on which the Rights are redeemed as provided in Section 23 hereof (such earlier date being herein referred to as the “Expiration Date”).

2.                                       Exhibit A is hereby amended to replace all references to “December 7, 2008” with “November 18, 2005” in all places where such date appears.

3.                                       Exhibit B is hereby amended to replace all references to “December 7, 2008” with “November 18, 2005” in all places where such date appears.

4.                                       To the extent any amendment of Section 27 of the Rights Agreement would be required in order to effectuate the intent and purpose of this Amendment, Section 27 of the Rights Agreement shall be deemed to be so modified by virtue of this Amendment.

5.                                       This Amendment shall be deemed to be a contract made under the laws of the State of Washington and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

6.                                       This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

7.                                       Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify or amend any of the other terms, conditions, obligations, covenants or agreements contained in the Rights Agreement.

8.                                       If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the term, provisions, covenants and restrictions of this Amendment and of the Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

CUTTER & BUCK INC.

/s/ ERNEST R. JOHNSON
Ernest R. Johnson
Chief Financial Officer and Senior Vice President

MELLON INVESTOR SERVICES, LLC

/s/ LISA PORTER
By: Lisa Porter
Its: Client Relationship Executive